EXHIBIT 99

UIL Holdings Corporation
157 Church Street
P.O. Box 1564
New Haven, CT  06506-0901
203.499.2812 Fax:  203.499.3626

NEWS RELEASE

June 29, 2007	Analyst Contact:	Susan Allen:	203.499.2409
	Media Contact:	Anita Steeves:	203.499.2901
		After Hours:	203.499.2812

UIL Holdings Corporation
157 Church Street
P.O. Box 1564
New Haven, CT  06506-0901
203.499.2812 Fax:  203.499.3626

UIL Holdings Corporation Announces Officer Change

UIL Holdings Corporation (NYSE:UIL) announced today that Mr. Gregory W. Buckis, vice president and controller, has left the Company effective Friday, June 29, 2007.  Mr. Buckis’ leaving is connected to the company’s strategic direction to focus on utility operations and on the consolidation of certain finance functions.

“We thank Mr. Buckis for his contributions to the Company and wish him well in future pursuits,” said James P. Torgerson, UIL president and chief executive officer.

Many of Mr. Buckis’ responsibilities have been reassigned to Mr. Steven P. Favuzza, assistant vice president of corporate financial planning.

UIL Holdings Corporation (NYSE:UIL), headquartered in New Haven, Connecticut, is the holding company for: The United Illuminating Company, a regulated utility providing electricity and energy related services to 320,000 customers in the Greater New Haven and Bridgeport areas. For more information on UIL Holdings, visit us at http://www.uil.com.

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